Exhibit 99.1

Ally Financial Announces Agreement to Acquire CardWorks

•	CardWorks, founded in 1987, is a leading non-prime credit card and consumer finance lender with a full-spectrum unsecured servicing platform and robust merchant services capability

•	Experienced and cycle-tested team with deep unsecured lending expertise

•	Strong cultural fit across both firms – relentless customer-focus and ongoing commitment to stakeholders, employees and communities

•	Acquisition provides Ally instant capability and scale opportunity in credit card, including full-spectrum unsecured servicing capability, and merchant services

•	Aligns with Ally’s long-term strategic objective to provide a comprehensive suite of compelling, differentiated financial services products for our customers

•	Enhances Ally’s return profile and immediately improves revenue generating capabilities

CHARLOTTE, N.C., February 18, 2020 /PRNewswire/ — Ally Financial Inc. (NYSE: ALLY) announced today that it has entered into a definitive agreement to acquire CardWorks in a transaction valued at approximately $2.65 billion. Cardworks is a privately held company with $4.7 billion in assets and $2.9 billion in deposits1. Under the terms of the agreement, Merrick Bank, a wholly owned subsidiary of CardWorks, Inc., will merge into Ally Bank.

The acquisition of CardWorks will further diversify Ally’s product offerings, adding an established credit card platform, full-spectrum servicing and recovery operation and a nationwide merchant acquiring business. These additional capabilities immediately enhance Ally’s award-winning direct bank deposit and consumer product platform and complement the company’s market-leading auto finance, insurance, and commercial product lines. Upon completion of the transaction, Ally will provide over 11 million customers in all 50 states with compelling secured and unsecured banking products.

CardWorks is a privately held company headquartered in Woodbury, NY with facilities in Florida, Utah and Pennsylvania. CardWorks is a top-202 U.S. credit card issuer focused on the non-prime segment with a complementary full-spectrum unsecured servicing operation that includes third-party servicing and recovery capabilities. Additionally, CardWorks provides recreational and marine consumer finance products and is a top-152 merchant acquirer in the United States.

“CardWorks represents an industry-leading credit card platform in the U.S., and this acquisition serves as an important milestone in Ally’s evolution to be a full-service financial provider for our customers,” said Ally Chief Executive Officer Jeffrey J. Brown. “I have tremendous admiration for the three decades of leadership Don Berman has provided as founder and CEO and remain impressed with what the entire team has accomplished in building a resilient, growing business with a commitment to the customer. Beyond the compelling strategic rationale and financial enhancements this transaction brings, CardWorks is an ideal cultural fit for Ally. Both companies share a deep-rooted history of disciplined risk management and an obsession over the customer. I’m thrilled to welcome CardWorks to the Ally team and look forward to adding value for all of our stakeholders.”

Consideration3 for the transaction will include approximately $1.35 billion of cash and $1.30 billion in Ally common stock, or 39.5 million shares4. The merger consideration remains subject to closing equity and other adjustments and fill-or-kill rights.

Don M. Berman, Chairman, Chief Executive Officer and Founder of CardWorks, owns 70% of CardWorks and will receive a combination of cash and Ally common stock as his consideration. Shares of Ally common stock granted to Mr. Berman will be subject to a lock-up agreement

[1]	CardWorks, Inc. Consolidated Statements of Financial Condition (Unaudited Financials) as of 12-31-2019
[2]	The Nilson Report, rankings apply for years 2013-2018 for Credit Card Issuer and Top-15 for 2018 for Merchant Acquirer.
[3]

Price reflects Ally’s forecast of closing equity and other adjustments, excluding any possible fill-or-kill adjustment. This possible adjustment may arise if Ally’s stock price declines by more than 15%, a “fill or kill” termination right is exercised, and Ally elects to “fill” by issuing additional stock. Adjustments to $2.6 billion purchase price are described in the definitive documents for the transaction. CardWorks book value of equity was $1.48 billion as of December 31, 2019, according to the CardWorks, Inc. Consolidated Statements of Financial Condition (Unaudited Financials) for full-year 2019 or period-end 12-31-2019.

[4]	Shares based on Ally’s closing share price on February 14, 2020 of $32.85.

restricting the sale or transfer of 100% of his shares until the one-year anniversary of the closing date, at which point Mr. Berman can sell or transfer up to one-third of his shares. On each subsequent anniversary, Mr. Berman will be permitted to sell or transfer up to another one-third of his shares. As a result, three years after close of the transaction, Mr. Berman may sell or transfer any remaining shares of Ally common stock. Mr. Berman will join Ally’s Board of Directors and become a member of Ally’s executive management team following closing.

“I’m incredibly excited for this next chapter of CardWorks,” said Berman. “Ally has built an industry-leading online banking franchise while simultaneously re-affirming the market leading positions of its auto finance and insurance businesses. At CardWorks, we’ve successfully built a people-centric, compliance-focused organization enabled by technology with a mission to delight our clients and customers, and Ally represents an ideal partner. In leveraging Ally’s commitment to innovation and adaptiveness, the combined company will be well positioned to meet the financial needs of our ever-growing customer base and deliver sustainable growth and performance. Importantly, Ally’s inclusive and purpose-driven culture represents an important shared value between the two companies. I’m energized by the opportunity the combination of these two great businesses will provide to our customers and employees.”

Strategic and Financial Benefits of the Proposed Acquisition:

1)

Alignment with Ally’s long-term strategic objectives: The acquisition of CardWorks directly aligns with Ally’s customer-centric strategy of offering differentiated consumer product offerings supported by a growing and low-cost deposit base.

2)

Complements Ally’s existing product offerings, adding a core banking product: CardWorks is a proven credit card lender with complementary full-spectrum servicing and merchant services. The credit card market has been growing at a 5% compound annual growth rate since 2013[5] and presents a sizeable market opportunity for the combined company.

3)

Strong cultural fit with customer-first approach driven by experienced management team: CardWorks’ cycle-tested leadership team has built the company into a mature customer-centric business through best-in-class underwriting, pricing and risk management capabilities across its 32 years in operation.

4)

Enhances Ally’s financial profile, introducing additional growth opportunity: Immediate enhancement of Ally’s revenues and earnings stream through strong portfolio risk-adjusted returns and diversified fee and interchange revenue. Pro forma for the transaction, CardWorks would have increased Ally’s 2019 full-year results across many metrics, including 17% higher adjusted total net revenue[6] and 18% higher core pre-tax income[6].

5)	The acquisition of CardWorks meaningfully benefits Ally’s long-term financial trajectory.

•

Relative to Ally’s financial trajectory, the transaction is expected to improve Ally’s Core ROTCE[6] by approximately 100 - 150 basis points (“bps”) for 2021 and 2022 and provide up to 100 bps of Adjusted EPS[6] accretion over the same time period.

6)

Ally’s enterprise capital targets expected to remain consistent: Ally’s common equity tier 1 (“CET1”) capital ratio will remain largely unchanged pro forma for the acquisition, and Ally expects to maintain a 9.0% CET1 target. Additionally, Ally intends to execute up to $1.0 billion of its previously announced $1.25 billion share repurchase program[7].

“This acquisition directly aligns with our strategic priorities to relentlessly focus on providing our customers with a differentiated banking experience, while affording opportunities to scale our product offerings and accelerate the progress of our earnings growth,” said Brown. “The long-term financial and strategic benefits of the transaction materially enhance our ability to expand risk-adjusted returns and drive value for our shareholders over time.”

[5]	Source: Federal Reserve Bank of New York. Reflects compound annual growth rate of credit card balances from 2013 - 2019
[6]	Represents a non-GAAP financial measure. See Definitions of Non-GAAP Financial Measures for details.
[7]

Ally Board of Directors authorized up to $1.25 billion in common share repurchases for 3Q 2019 - 2Q 2020. Actions in connection with the repurchase program will be subject to various factors, including Ally’s capital and liquidity positions, regulatory and accounting considerations (including Accounting Standards Update 2016 13, Financial Instruments Credit Losses, commonly known as CECL), Ally’s financial and operational performance, alternative uses of capital, the trading price of Ally’s common stock, and market conditions. The repurchase program does not obligate Ally to acquire a specific dollar amount or number of shares and may be extended, modified, or discontinued at any time.

Timing and Approvals

The acquisition, which is subject to customary regulatory approvals and closing conditions, is expected to close in the third quarter of 2020. Each company’s board of directors has unanimously approved the acquisition.

Advisors

Goldman Sachs & Co. LLC served as financial advisor and Sullivan & Cromwell served as legal counsel to Ally in this transaction. Wachtell, Lipton, Rosen & Katz served as legal counsel to CardWorks in this transaction.

Investor Call

Ally and CardWorks will hold a joint conference call to discuss the transaction on Wednesday, February 19, 2020 at 8:00 a.m. ET. The call will include a discussion of the transaction followed by a question and answer session with management from Ally and CardWorks.

Conference Call Information: Dial 844-530-6677 (or +1-508-637-5641 for international access) at least 10 minutes prior to the start time and enter the conference ID code 2455427.

The conference call will also be webcast live on Ally’s Investor Relations website in the Events & Presentations section (http://www.ally.com/about/investor/events-presentations/index.html).

The presentation will be posted in the Events & Presentations section of Ally’s Investor Relations website on February 19, 2020, at approximately 7:00 a.m. ET.

Archive: A taped replay of this call will be made available from 11:00 a.m. ET on February 19, 2020, until February 26, 2020. Please dial 855-859-2056 (or +1-404-537-3406 for international access) and enter the conference ID code 2455427 to access the taped replay. A replay of the webcast will also be made available on the Ally Investor Relations website.

About Ally Financial Inc.

Ally Financial Inc. (NYSE: ALLY) is a leading digital financial-services company with $180.6 billion in assets as of December 31, 2019. As a customer-centric company with passionate customer service and innovative financial solutions, we are relentlessly focused on “Doing It Right” and being a trusted financial-services provider to our consumer, commercial, and corporate customers. We are one of the largest full-service automotive-finance operations in the country and offer a wide range of financial services and insurance products to automotive dealerships and consumers. Our award-winning online bank (Ally Bank, Member FDIC and Equal Housing Lender) offers mortgage-lending services and a variety of deposit and other banking products, including savings, money-market, and checking accounts, certificates of deposit (CDs), and individual retirement accounts (IRAs). Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest. Our robust corporate finance business offers capital for equity sponsors and middle-market companies.

For more information and disclosures about Ally, visit https://www.ally.com/#disclosures.

About CardWorks Inc.

Founded in 1987, CardWorks is a consumer finance lender and servicer, and a people-centric, compliance-focused organization enabled by data and technology. CardWorks is a leading servicer of nationally-branded MasterCard/Visa cards, private label cards, secured cards, and other unique products, as well as secured and unsecured installment loans.

Merrick Bank, founded in 1997 as a wholly owned subsidiary of CardWorks, is an FDIC insured top-20 U.S. issuer of Visa® branded credit cards. Merrick Bank also provides finance options to consumers through marine and recreational vehicle dealers throughout the country. While Merrick Bank specializes in non-prime consumer lending, it is also a top-15 U.S. credit card merchant acquirer, clearing approximately $32 billion in transaction volume per year for 85,000 merchants and 42 independent sales organizations.

For more information, visit www.cardworks.com and www.merrickbank.com

Definitions of Non-GAAP Financial Measures

Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (4) excludes significant discrete tax items that do not relate to the operating performance of the core businesses and (5) tax-effected repositioning items primarily related to strategic activities

Adjusted Total Net Revenue is a non-GAAP financial measure that adjusts GAAP net financing revenue by excluding Core OID expense and adjusts GAAP other revenue by excluding equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value.

Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances.

Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances.

Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.

a)

In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and significant discrete tax items and tax-effected repositioning items primarily related to strategic activities.

b)	In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset.

Forward Looking Statements

This press release and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made.

Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our SEC filings). Factors specifically related to our planned acquisition of CardWorks and our associated outlook for various financial and operating metrics, in addition to the factors described in our SEC filings, include: (1) the risk that necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to burdensome conditions, (2) the occurrence of any other fact, event, or circumstance that could give rise to a delay in closing or the termination of the merger agreement, including—if the average price of our stock declines by a specified amount—the founder’s exercise of his right to terminate and our decision not to correspondingly increase the consideration; (3) any adverse reactions or changes to customer, counterparty, regulatory, or employee relationships, including any adverse impact on our brand or reputation; (4) any adverse market reactions affecting our access to the capital markets or our investor relations generally; (5) any deterioration or weakness in economic conditions that affects households or consumers; (6) any change in the regulatory or political environment that adversely impacts the business of lending to households and consumers; (7) risks and uncertainties associated with inaccurate financial and operational assumptions, incomplete or failed due diligence, lower-than-expected performance, higher-than-expected costs, difficulties related to integration, the loss of key employees, and the diversion of management’s attention from other business activities; and (8) potential litigation in connection with the merger. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

This press release contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (GAAP). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release.

Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts.

Contacts:

Daniel Eller

Ally Investor Relations

704-444-5216

Daniel.Eller@ally.com

Rebecca Anderson

Ally Communications (Media)

980-312-8681

Rebecca.Anderson@ally.com